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                                                                   EXHIBIT 23.C
                                                CENTEX DEVELOPMENT COMPANY, L.P.





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements on Form S-8 (numbers 33-44575; 33-29174; 2-95271; 2-51637; 2-54043; 2-59535; 2-68747; 2-78831) of
our report dated May 11, 1994, included in 3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. Form 10-K for the year ended March 31, 1994, and to all references to our firm included in these registration statements.





                                                   ARTHUR ANDERSEN & CO.

Dallas, Texas
  June 29, 1994